                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party Other than the Registrant [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ]      Confidential, for use of the Commission Only (as permitted by
         Rule 14a-6(e)(2)
[X]      Definitive Proxy Statement
[ ]      Solicitation Material Pursuant to Section 240.14a-11(c) or Section
         240.14a-12





                                  BIOLABS, INC.
                 ----------------------------------------------
                 (Name of Registrant as Specified in its Charter)


                 ----------------------------------------------
                    (Name of Person(s) Filing Proxy Statement
                          if other than the Registrant)


Payment of filing fee (Check the Appropriate box):

[X]      No fee required
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and
         0-11.

         1. Title of each class of securities to which the transaction applies;

         2.       Aggregate number of securities to which transaction applies;

                  3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):

         4.       Proposed maximum aggregate value of transaction:

         5.       Total Fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ] Check the box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing fee for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1.       Amount Previously Paid:

         2.       Form, Schedule or Registration Statement No.:

         3.       Filing Party:

         4.       Date Filed:

                                  BIOLABS, INC.
                          1 A 3033 KING GEORGE HIGHWAY
                        SURREY PROVINCE BC CANADA V4P 1BB
                                     CANADA

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON JULY 18, 2000


To the Shareholders of Biolabs, Inc.:

         Notice is hereby given that the annual meeting of shareholders of Biolabs, Inc., (the "Company") will be held at The Pacific Inn, 1160 King George Highway, White Rock B.C., V4A 4Z2, on Tuesday, July 18, 2000 at 9:00 A.M. local time.

         The annual meeting will be held for the following purposes:

         1. To elect six (6) directors to the Company's Board of Directors to hold office for a term of one (1) year until their successors have been duly elected and qualified.

         2. To ratify the appointment of Lemieux Deck Millard Bond Chartered Accountants, 6345-197 Street, Langley, BC, Canada V2Y 1K8 as auditors for the Company for the fiscal year ending December 31, 2000.

         3.       To approve the Company's Year 2000 stock option plan.

         Shareholders of record as of the close of business on June 10, 2000 shall be entitled to vote at the meeting or any adjournment thereof.

         All shareholders are invited to attend the annual meeting in person, but those who are unable to do so are urged to execute and return promptly the enclosed Proxy. Shareholders who execute a proxy form may nevertheless attend the meeting, revoke their proxy and vote their shares in person.

                                    By Order of the Board of Directors,


                                            /S/ Lawrence J. Pasemko
                                    -----------------------------------
                                       Lawrence J. Pasemko, Secretary

Surrey Province, BC, Canada
June 15, 2000

                                  BIOLABS, INC.
                          1 A 3033 KING GEORGE HIGHWAY
                        SURREY PROVINCE BC CANADA V4P 1BB
                                     CANADA
                        - - - - - - - - - - - - - - - - -

                                 PROXY STATEMENT

                       - - - - - - - - - - - - - - - - - -

                          INFORMATION REGARDING PROXIES

         The enclosed Proxy is solicited on behalf of the Board of Directors of Biolabs, Inc., a New York corporation (the "Company"), in connection with the annual meeting of shareholders of the Company to be held at The Pacific Inn, 1160 King George Highway, White Rock B.C., V4A 4Z2, on Tuesday, July 18, 2000 at 9:00 A.M. local time., and at any adjournment or postponements thereof. The giving of a Proxy does not preclude the right to vote in person should any shareholder giving the Proxy so desire. Shareholders have a right to revoke their proxy at anytime prior to exercise thereof, either in person, at the annual meeting, or by filing with the Company's Secretary at the Company's principal executive offices a written revocation or duly executed Proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the annual meeting.

         The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Shareholders and the enclosed Proxy shall be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies personally or by telephone. The Company's employees will receive no compensation for soliciting proxies other than their regular salaries. The Company may request banks, brokers, and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the executing of proxies.

         Shares for which a properly executed Proxy in the enclosed form is returned will be voted at the meeting in accordance with the directions on such Proxy. If no voting instructions are indicated with respect to one or more of the proposals, the Proxy will be voted in favor of the proposal(s).

                                VOTING SECURITIES

         The securities of the Company entitled to vote at the annual meeting consist of shares of Common Stock, par value $0.0001 per share. The number of shares of common stock of the registrant outstanding as of the close of business on May 29, 2000 was 9,032,572. Each share of common stock is entitled to one vote. Only shareholders of record at the close of business on June 10, 2000 will be entitled to notice of and to vote at the annual meeting. The presence, in person or by Proxy, of the holders of a majority of the voting shares will constitute a quorum for the transaction of business.

         The following table sets forth information known to the Company, as of May 29, 2000, regarding the beneficial ownership of the Company's voting securities by (i) each of the Company's directors and executive officers, and
(ii) all
directors and executive officers of the Company as a group.

         Except as indicated below, management is not aware of any individual or entity that owns 5% or more of the voting stock of the Company, unless otherwise indicated, each of the stockholders listed in the table below has sole voting and dispositive power with respect to shares beneficially owned by such stockholder.


NAME AND ADDRESS                               COMMON              PERCENT
PERCENT OF VOTING
OF BENEFICIAL OWNER(1)                         SHARES           OF VOTING STOCK
       OWNERSHIP(2)

E. Greg McCartney                             440,000 (3)           4.9%

Lawrence J. Pasemko                           440,000 (3)           4.9%

Albert Klychak                                300,000 (3)           3.3%

Dr. Ian B. Woods                              390,000 (3)           4.3%

Carol Patterson Neves                          50,000 (3)           0.6%

John J. Horan                                  50,000 (5)           0.6%

All Directors and Officers as a Group       1,670,000 (3)          18.0%

Lutz Family Trust                             100,000 (4)           1.2%

----------------------------
(1) The address for each of Messrs. McCartney, Pasemko, Klychak, and Woods is c/o Company, Inc., Suite #1A, 3033 King George Highway, Surrey, BC, Canada, V4P 1B8.
(2) The percentage shown reflects voting ownership after taking into account the existing Class A Preferred Stock. None of the officers or directors owns any of the Class A Preferred Stock.
(3) Includes vested options to purchase Common Shares held by such officers and directors.
(4) The Trust also owns 1,024,162 shares of the Company's Convertible Preferred Stock, Class A.
(5)  Includes Warrants to purchase Common Stock.


                                   PROPOSAL I

                              ELECTION OF DIRECTORS

         The Board of Directors has six (6) members. Management has nominated the six (6) persons listed below as the candidates. All are currently directors of the Company, with terms expiring as of the date of the annual meeting of shareholders or on election and qualification of their successors.

         The directors elected at this meeting will serve until the next annual meeting of shareholders or until their respective successors are elected and qualified. It is the intention of the persons listed in the Proxy to vote the shares subject to such Proxy for the election as directors of the persons listed below. Although it is not contemplated that any nominee will decline or be unable to serve as a director, in the event that at the meeting or any adjournments or postponements thereof any nominee declines or is unable to serve, the persons named in the enclosed Proxy will, in their discretion, vote the shares subject to such Proxy for another person selected by them for director.

         The following table sets forth the name, age and position of each director and nominee:



         NAME            AGE                   POSITION
-------------------------------------------------------------------------------
E. Greg McCartney        48     President, Chief Executive Officer and
                                Chairman of the Board of Directors

Lawrence J. Pasemko      62     Chief Financial Officer, Secretary and Director

Albert Klychak           41     Vice President, Corporate Relations and
                                Director

Dr. Ian B. Woods         55     Vice President, Operations and Director

Carol Patterson Neves    66     Director

John J. Horan            79     Director

E. GREG MCCARTNEY. Mr. McCartney has been the Company's President and Chief Executive Officer since 1995. In addition, he serves as Chairman of the Board for White Diamond Spirits Inc., an American distilled spirits importing company. From 1992 to 1995, Mr. McCartney was Vice President of Corporate Development at Advanced Gaming Technology Corp., a public company distributing and manufacturing electronic gaming equipment. Prior to 1992, Mr. McCartney was a founding partner in a number of private enterprises involved in the electronics industry, real estate and the automotive distribution business.

LAWRENCE J. PASEMKO. Mr. Pasemko has been the Company's Chief Financial Officer and Secretary Treasurer since 1995. From 1992 to 1995, Mr. Pasemko was the CFO for Advanced Gaming Technology Corp., a public company which manufactured and distributed electronic gaming equipment. Prior to his employment with Advanced Gaming, Mr. Pasemko was president of Supercart Pacific Wholesale (Canada) Inc., a private distribution business with operations throughout the Pacific Northwest and was President and General Manager of two Chrysler automobile dealerships located in British Columbia.

DR. IAN B. WOODS. Dr. Woods has been the Company's Vice President, Operations since February 1998. Dr. Woods is the senior founding partner of the Burke Mountain Medical Centre in Port Coquitlam, British Columbia, where he has conducted a general medical practice since 1977. He received his Ph.D. in Physics and his M.D. from the University of British Columbia. He completed his internship at the Royal Columbian Hospital. He has served on numerous medical advisory committees and is a director of ETC Industries Ltd.

ALBERT KLYCHAK. Mr. Klychak has been the Company's Vice President, Corporate Relations since 1995 and is primarily responsible for investor relations. From 1993 to 1996, Mr. Klychak was the President and Director of Quinchak Enterprises Limited, a private company providing financing and investor relations services and management services for a private equity fund. From 1986 to 1993, he managed a private equity portfolio as an independent consultant. Mr. Klychak is also a director of Lexus Capital, Inc.

CAROL PATTERSON NEVES. Ms. Neves was employed with Merrill Lynch, Pierce, Fenner & Smith for approximately 40 years prior to her retirement in 1996. From 1986 to 1996, Ms. Neves was the First Vice President/Senior Research Analyst:
Diversified Companies. Ms. Neves received her B.A. in Economics from
Trinity College, her graduate certificate from Harvard Business School and her MBA from New York University. Ms. Neves was first elected to the Board on March 1, 1999, by the Board of Directors.

JOHN J. HORAN. Mr. Horan served as Chairman of the board of Directors and Chief Executive Officer of Merck & Co., Inc. from 1976 until his retirement in 1985. He continued as a Board member until 1993. He had earlier served as President and Chief Operating Officer, and prior to that as Executive Vice President, during a forty-year association with Merck. Since his retirement as CEO of Merck, Mr. Horan has served with a number of start up biotech companies including Board of Directors of Celgene, Inc. and PathoGenesis Corp.: Chairman of the Board of Directors of Atrix Laboratories, Inc. and of Myriad Genetics, Inc. Mr. Horan received an A.B. degree from manhattan College in 1940, and a J.D. degree from Columbia University Law School in 1946.

         Each director holds office until the Company's annual meeting of stockholders and until his/her successor is duly elected and qualified. Officers are elected by the Board of Directors and hold office at the discretion of the Board of Directors. There are no family relationships between any of the directors or executive officers of the Company. All of the directors , other than Mr. Horan, were previously re-elected by the Shareholders most recently, at a meeting of the stockholders held on September 28, 1999.

EXECUTIVE COMPENSATION

         The Company is in the start-up phase of its business and operations and currently generates no revenues. None of the Company's principal officers are employed directly by the Company. However, Messrs. McCartney, Pasemko and Klychak, through their respective holding companies, are parties to an employment agreement dated September 1, 1998, between Tynehead Capital Corp. and the Company. The Employment Agreement employs the Executives, as independent contractors, to provide described management services to the Company, including setting objectives, structures, time frames, identifying resources required and allocating and utilizing such resources. The Company pays a monthly management fee, subject to annual review, at $22,833 to Tynehead. That amount is subject to annual review for increases only. In addition, Tynehead may be entitled to an annual incentive management fee on the basis of the recommendations of the Board taking into account the financial performance of the Company and other relevant factors. The Board of Directors of the Company is currently controlled by the Executives. The Executives recognize this and expect that any recommendations concerning increase in Tynehead compensation or incentive compensation will require independent director recommendation, but no formal procedure for independent director review has been agreed upon or otherwise established as of this date.

         The agreement provides that Messrs. McCartney, Pasemko and Klychak will not compete with the Company for a period of one year subsequent to termination. The enforcement of such non-compete clauses may be subject to challenge as against public policy.

         During the year ended December 31, 1999, fees aggregating $273,996 was paid or was payable to Tynehead Capital Corp. in connection with management and administrative services provided by such executive officers and their respective holding corporations. The amount was divided equally among the three officers.

DIRECTOR COMPENSATION - Directors not otherwise employed by the Company did not receive cash compensation for serving on the Board of Directors during the fiscal year ended December 31, 1999, except that Dr. Woods was paid $11,133 for scientific consultation services in 1999. However, directors received stock options. See below.

OPTION AND AWARD PLAN - On July 31, 1998, the stockholders approved the 1998 Stock Option Plan adopted by the Board of Directors of the Company. The plan provides for the grant of incentive stock options for up to 650,000 shares of Common Stock to those employees, officers, directors or consultants eligible under the Plan to receive stock options. The plan was amended in 1999 to increase the number of Common Shares available under the plan from 650,000 to 930,000.

         The Plan is administered by the Board of Directors or a committee thereof, which determines, among other things, those individuals who receive options, the time period during which the options may be partially or fully exercised, the terms of any restrictions, the number of shares of Common Stock issuable upon the exercise of each option, the exercise price and the expiration date, which date will not exceed ten years from the date of grant of the Option.

         The exercise price per share of Common Stock subject to an incentive option may not be less than the fair market value per share of Common Stock on the date the option is granted, as determined by a formula contained in a standard stock option agreement. The maximum grant to any individual cannot exceed 5% of the total issued and outstanding Common Stock of the Company as of the date of the grant of the option.

         No stock option may be transferred by a plan participant other than by will, or the laws of descent and distribution, and during the lifetime of the plan participant, the option can be only exercised by the plan participant. In the event of termination by death, retirement or the date a consultant ceases to be a consultant by termination of the contract in accordance with its terms, or ceases to be a director, the plan participant shall be entitled to exercise the option within ninety days of the termination date. Options expire immediately in all other instances. The plan administrator may amend the rules with respect to termination in special circumstances.

         Options issued under the Plan must be exercised within ten years from the date the option is granted; however, all options granted to date provide for one to five years. All options granted under the Plan provide for the payment of the exercise price in cash or bank draft provided the plan participant delivers notice of intent to exercise speaking the number of options to be exercised.

         In the event of a merger, amalgamation or other corporate arrangement, including but not limited to takeover, the Board of Directors may, in a fair and equitable manner, determine the manner in which all unexercised option rights granted under this plan will be treated, including the acceleration of time for the exercise of such rights.

         Any unexercised options that expire or that terminate upon a participant ceasing to be employed by the Company become available again for issuance under the Plan.

         As of December 31, 1999, the following options to purchase Common Stock have been granted to officers, directors and employees of the Company:


        NAME                    OPTIONS HELD                      EXERCISE PRICE
--------------------------------------------------------------------------------
E. Greg McCartney                  90,000                              $1.00

Lawrence J. Pasemko                90,000                              $1.00

Albert Klychak                     90,000                              $1.00

Dr. Ian B. Woods                   90,000                              $1.00

Carol Neves                        50,000                              $1.00

Other Employees                     5,000                              $1.00



SUMMARY COMPENSATION TABLE

         The following table sets forth the annual and long-term compensation for services in all capacities to the Company in the three fiscal years ended December 31, 1999 of E. Greg McCartney, Lawrence J. Pasemko and Albert Klychak who are the Company's most highly compensated executive officers.


                                   Annual Compensation                                 Long Term
                                                                                       Compensation
                                   -----------------------------------                 --------------

Name and                           Fiscal           Total                              Securities
Principal Position                 Year             Compensation (1)                   Underlying
                                                                                       Options
-------------------------------------------------------------------------------------------------------

                                        9


E. Greg McCartney,
Chief Executive Officer            1999             91,332
                                   1998             45,685                             (2)
                                   1997             34,564


Lawrence J. Pasemko
Chief Financial Officer            1999             91,332
                                   1998             45,685                             (2)
                                   1997             34,564

Albert Klychak
Vice President                     1999             91,332
                                   1998             45,685                             (2)
                                   1997             34,564

-------------------------------
(1) Each officer received 1/3 of annual management fee paid to Tynehead Capital Corp. No part of such fee was specifically fixed as salary or bonus. All of such management fee was contingent on adequacy of funds.

(2) Represents stock option to purchase 90,000 common shares at an exercise price of $1.00 per share.




              RELATED PARTY TRANSACTIONS


                                                              1999               1998                 1997
------------------------------------------------------------------------------------------------------------
(a)           Management and consulting fees paid
              to officers and directors of
              the Company and / or companies
              controlled by officers and
              directors of the Company                     $  285,129          $ 137,055           $  103,691

(b)           Interest on promissory notes payable
              to companies controlled by
              officers and directors of
              the Company                                  $    4,813          $    2,225          $    7,574

(c)           Included in the balance sheet are
              the following amounts due to
              directors and officers and/or
              companies controlled by officers and
              directors of the Company

                 Accounts payable                          $   35,569          $   30,756          $  248,098

                 Promissory notes payable                  $   40,132          $   40,132          $  121,516

(d) In 1997 the Company issued 3,000,000 common shares to companies controlled by officers and directors of the Company to settle debt of $120,000. During 1998 the Company issued
              3,000,000 common shares to companies controlled by officers and directors of the Company to settle debt of $347,395.

                                   PROPOSAL II

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected Lemieux Deck Millard Bond Chartered Accountants, to serve as the Company's auditors for the fiscal year ending December 31, 2000. Although it is not required to do so, the Company wishes to provide shareholders with the opportunity to express their opinion on the selection of auditors, and, accordingly is submitting a proposal to ratify the selection of Lemieux Deck Millard Bond. If the shareholders should fail to ratify this proposal, the Board of Directors will consider the selection of another auditing firm

     The Board of Directors recommends that you vote FOR ratification of Lemieux Deck Millard Bond to serve as the Company' auditors for the fiscal year ending December 31, 2000.


                                  PROPOSAL III

                      ADOPTION OF THE YEAR 2000 OPTION PLAN


     The Board of Directors will also present to the meeting a proposal to adopt the BioLabs Year 2000 Stock Option Plan (the "Plan"). The purpose of the plan is to provide directors, officers, employees and consultants of the Company with an increased proprietary interest in the Company, and thereby additional incentive to promote the best interest of the Company.

     The Company has an existing Plan which reserved an aggregate of 930,000 Shares for grants. However, to date, grants of 850,000 Shares have been made to various persons, including officers and directors of the Company. Under the proposed Plan, subject to Shareholder approval, additional grants may be made, but, only at fair market value for the Shares as of the date of grant. Additionally, a minimum one (1) year vesting period has been provided. The Plan is administered by the Board of Directors or, when established, the Compensation Committee or such other committee designated by the Board to have responsibility for the grants.

     All Options will terminate three (3) months following the optionee ceasing to be a director, officer, employee and consultant of the Company or any subsidiary thereof, except, if such termination is a result of retirement or death or specific resolution by the Board with respect to any specific option.

     Options with respect to Optionees who retire may be extended. Options held by Optionees who decease will extend for one (1) year following date of death or an earlier expiry of the Option. Optionees are responsible for their own taxes with respect to Shares received upon Option exercise or proceeds from Shares sold after Option exercise. All Options are non-assignable, and are subject to adjustment as to price and Shares, under certain conditions.

     The Board of Directors recommends a vote for ADOPTION of the Year 2000 Option Plan.

                                 OTHER BUSINESS

     As of the date of this Proxy Statement, the Board of Directors does not know of any business to be presented for consideration at the meeting other than that described above. If any other business should properly come before the meeting, the shares represented by the Proxies will be voted in accordance with the judgment of the person named in such proxies.

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

     During the fiscal year ended December 31, 1999, the Company was not subject to the requirements of Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act")



                              SHAREHOLDER PROPOSALS

     Pursuant to Rule 14a-8 promulgated by the Securities and Exchange Commission, a shareholder intending to present a proposal at the 2001 Annual Meeting of Shareholders must deliver the proposal in writing to the Company's Secretary at the Company's principal executive offices on or before January 31, 2001.




                       By Order of the Board of Directors
                                  Biolabs, Inc.

                           YEAR 2000 STOCK OPTION PLAN



1    PURPOSE OF PLAN

1.1           PURPOSE OF PLAN.   The purpose of this Year 2000 Stock Option
              Plan (the "Plan") is to assist directors, officers, employees and consultants of the Company and its Subsidiaries to participate in the growth and development of the Company and its Subsidiaries by providing such persons with the opportunity, through stock options, to acquire an increased proprietary interest in the Company thereby providing an additional incentive to the persons contemplated above to promote the best interest of the Company and to provide the means to the Company to attract qualified persons.

2    DEFINED TERMS

2.1 DEFINED TERMS. Where used herein, the following terms will have the meanings indicated below:

     (a) "BOARD" means the Board of Directors of the Company or, if established and duly authorized to act, the Executive Committee of the Board of Directors of the company;

     (b) "BUSINESS DAY" means any day on which the Exchange is open for trading;

     (c) "COMMITTEE" will mean the Compensation Committee or such other committee established or designated by the Board as responsible for the purposes of this Plan or, in the event no committee is so established or designated, will mean the Board;

     (d) "COMPANY" means BioLabs, Inc., and includes any successor corporation thereto;

     (e) "CONSULTANT" means any individual, corporation or other person engaged to provide ongoing services to the Company or any Subsidiary;

     (f) "ELIGIBLE PERSON" means any director, officer, employee or consultant of the Company or any Subsidiary;

     (g) "EXCHANGE" means any recognized exchange or market in Canada or the United States on which the shares are listed and posted or quoted from time to time;

     (h) "EXERCISE DATE": means the Business Day on which the Company through the Secretary receives notice of an exercise of the Option pursuant to Section 7.1 of this Plan; provided that if the notice of exercise is received on a day which is not a Business Day, the Exercise Date will be the next Business Day following the receipt of the notice;

     (i) "FULLY DILUTED COMMON EQUIVALENTS" means all outstanding Shares, including all Shares which would result from the conversion of any of the Company's other securities into Shares pursuant to the Certificate of Incorporation of the Company or otherwise;

     (j) "GRANT DATE" means the date on which any Option is approved by the Board for grant hereunder;

     (k) "KEY PERSON" means the person who may be designated by the Committee as the key person providing ongoing services under a consulting contract with the Company or any Subsidiary;

     (l)      "MARKET PRICE" in respect of a Share shall mean:

              (i) so long as the Shares are listed and posted or quoted on any Exchange (including NASD Bulletin Board) at the time of calculation, the price per Share equal to the average of the daily high and low trading prices at which the Shares traded for the five (5) trading days preceding such calculation.

     (m) "OPTION" means an option to purchase Shares granted under this Plan;

     (n) "OPTION AGREEMENT" means an agreement evidencing an Option entered into between the Company and an Eligible Person;

     (o) "OPTION PRICE" means the price per share at which Shares may be purchased under the Option as determined under this

              Plan and as the same may be adjusted from time to time in accordance with Part 8 hereof;

     (p)      "OPTIONEE" means a person to whom an Option has been granted;

     (q) "PLAN" means the Company's Amended and Restated Stock Option Plan, as embodied herein, as the same may be amended or varied from time to time;

     (r) "QUARTERLY COMMENCEMENT PERIOD" means in any fiscal year, January 1 through and including March 31; April 1 through and including June 30; July 1 through and including September 30; or October 1 through and including December 31;

     (s) "SHARES" mean the common shares of the Company, or, in the event of an adjustment contemplated by Part 8 hereof, such other shares or securities to which an Optionee may be entitled upon the exercise of an Option as a result of such adjustment;

     (t) "SUBSIDIARY" means any corporation that is a subsidiary of the Company (as such term is defined in the Business Corporation Law of the State of New York as may be from time to time amended, varied or re-enacted); and

3    ADMINISTRATION OF PLAN

3.1 ADMINISTRATION OF PLAN. This Plan will be administered by the Committee; provided however that the Board may establish any other committee of the Board consisting of not less than three members of the Board to replace the Committee for the purposes of the administration of this Plan. The members of the Committee will serve at the pleasure of the Board and vacancies occurring in the Committee will be filled by the Board.

3.2 COMMITTEE GOVERNANCE. The Committee will select one of its members as its Chairman and will hold its meetings at such time and place as it will deem advisable. A majority of the members of the Committee will constitute a quorum and all actions of the Committee will be taken by a majority of the members present at any meeting. Any action of the Committee may be taken by an instrument or instruments in writing signed by all the members of the Committee, and any action so taken will be as effective as if


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

it had been passed by a majority of the votes cast by the members of the Committee present at a meeting of such members duly called and held.

3.3 POWERS OF COMMITTEE. The Committee will have the power, where consistent with the general purpose and intent of this Plan and subject to the specific provisions of this Plan:

     (a) to establish policies and to adopt rules and regulations for carrying out the purposes, provisions and administration of this Plan;

     (b) to interpret and construe this Plan and to determine all questions arising out of this Plan and any Option granted pursuant to this Plan, and any such interpretation, construction or termination made by the Committee will be final, binding and conclusive for all purposes;

     (c) to determine to which Eligible Persons Options are granted and to grant Options;

     (d)      to determine the number of Shares covered by each Option;

     (e)      to determine the Option Price for each Option;

     (f) to determine the time or times when Options will be granted, vest and be exercisable;

     (g) to determine if the Shares that are subject to an Option will be subject to any restrictions upon the exercise of such Option;

     (h)      to determine the expiration date for each Option;

     (i) to prescribe the form of the instruments relating to the grant, exercise and other terms of Options;

     (j) to determine, where necessary, the Key Person pursuant to a consulting contract as the person providing the services thereunder; and

     (k)      to determine such other matters as provided for herein.

4    SHARES SUBJECT TO PLAN


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

4.1 SHARES SUBJECT TO PLAN. Options may be granted in respect of authorized and unissued Shares, provided that the aggregate number of Shares to be issued under this Plan, subject to adjustment or increase of such number pursuant to the provisions of Part 8 hereof, will be Five Hundred Thousand (500,000). The number of Shares issued hereunder may be increased or changed by the Board, as approved by any relevant regulatory authority having jurisdicition with respect hereto.

4.2 REGRANTING OF SHARES. Shares with respect to which Options are not exercised prior to the termination under any Option, will be available for grant under subsequent Options under this Plan.

4.3 NO FRACTIONAL SHARES. No fractional Shares may be purchased or issued under this plan.

5 ELIGIBILITY, GRANT AND TERMS OF OPTIONS

5.1 ELIGIBILITY. Options may be granted to Eligible Persons whose participation in this Plan will, in the opinion of the Committee, accomplish the purposes of this Plan.

5.2 GRANTING OF OPTIONS. Options may be granted by the Company pursuant to recommendations of the Committee provided and to the extent that such recommendations are approved by the Board.

5.3 OPTION AGREEMENT. Each Option granted pursuant to this Plan will be evidenced by an Option Agreement executed on behalf of the Company by any two directors or officers of the Company, and each Option Agreement will incorporate such terms and conditions as the Committee in its discretion deems consistent with the terms of this Plan. The Committee may, with the written consent of the Optionee and the approval of the Exchange, if necessary, amend any Option Agreement to the extent that the Committee, acting in its discretion, deems consistent with the terms of this Plan.

5.4 OPTION PRICE. For greater certainty, the Option Price on Shares that are the subject of an Option will be as determined by the Committee, but will in no event be less than the Market Price.

5.5 OPTION TERM. Each Option granted pursuant to this Plan will, subject to early termination in accordance with Part 6 hereof and subject to the provisions of Part 7 hereof, expire automatically on the earlier of:

     (a) the date on which such Option is exercised in respect of all of the Shares that may be purchased thereunder; and

     (b) the date fixed by the Committee as to expiry date of such Option,

which date will not exceed ten years from the Grant Date of the Option. All Options will have a minimum one (1) year vesting period. The Committee, at its discretion, may enlarge the vesting period or subject the Options to partial vesting from time to time or at specific times.

5.6 MAXIMUM GRANT. The total number of Shares to be optioned to any Optionee under this Plan together with any Shares for issuance under any other option plans for employees of the Company or any Subsidiary or any other plans to such Optionee for Shares of the Company will not exceed 5% of the issued and outstanding Shares at the Grant Date of the Option.

5.7 NON-ASSIGNABLE. An option is personal to the Optionee and is non-assignable other than by will or other testamentary instrument or the laws of succession and may be exercisable during the lifetime of the Optionee only by the Optionee.

6   TERMINATION OF EMPLOYMENT, RETIREMENT, DEATH

6.1 TERMINATION. Subject to Section 6.2 hereof and to any express resolution passed by the Committee with respect to any specific Option, an Option, and all rights to purchase Shares pursuant thereto, will expire and terminate three (3) months following the Optionee ceasing to be a director, officer, employee or a consultant, directly or indirectly, of the Company or of any Subsidiary.

6.2  TERMINATION UPON RETIREMENT OR DEATH.

     (a) If the Optionee ceases to be an employee or officer of the Company or a Subsidiary by reason of retirement or ceases to be a consultant by normal termination of the consulting contract in accordance with its terms, or ceases to be a director of the Company or a Subsidiary (such date of retirement or cessation herein being called the "retirement date") all Options which are exercisable at the retirement date, or which become exercisable within 90 days from the retirement date, will be exercisable on and after the retirement date, subject to the terms of this Plan during a period of the three (3) months following the retirement date or any earlier expiry of the Option, unless otherwise determined by the Committee;

     (b) if the Optionee or a Key Person dies, all Options which are exercisable at the date of death, or which become exercisable within 90 days from the date of death will be exercisable on and after the date of death, by the legal personal representative(s) of the estate of the Optionee or the Key Person, as the case may be, subject to the terms of this Plan during a period of the one year following the date of death or any earlier expiry of the Option, unless otherwise determined by the Committee.

6.3 EXCEPTION. Options will not be affected by any change of employment of the Optionee or by the Optionee ceasing to be a director where the Optionee continues to be an employee or a director of the Company or any Subsidiary, as the case may be.

7.   EXERCISE OF OPTIONS

7.1 EXERCISE OF OPTIONS. Subject to the provisions of this Plan, an Option to purchase Shares may be exercised from time to time within the period in which they are exercisable by delivery to the Company at its head office of a written notice of exercise addressed to the Secretary of the Company specifying the number of shares with respect to which the Option is being exercised and accompanied by payment in full of the option Price of the Shares to be purchased (by cash, bank draft or certified cheque payable to the Company). Certificates for such Shares will be issued and delivered to the Optionee within a reasonable time following the receipt of such notice and payment.

7.2 CONDITIONS. Notwithstanding any of the provisions contained in this Plan or in any Option, the Company's obligation to issue Shares to an Optionee pursuant to the exercise of an Option will be subject to:

     (a) completion of such registration or other qualification of such Shares or obtaining approval of such governmental authority


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

     as the Company will determine to be necessary or advisable in connection with the authorization, issuance or sale thereof;

     (b) the admission of such Shares to being listed and posted or quoted on the Exchange; and

     (c) the receipt from the Optionee of such representations, agreements and undertakings, including as to future dealings in such Shares, as the company or its counsel determines to be necessary or advisable in order to safeguard against the violation of the securities laws of any jurisdiction.

In this connection the Company will, to the extent necessary, take all reasonable steps to obtain such approvals, registrations and qualifications as may be necessary for the issuance of such Shares in compliance with applicable securities laws and for the listing and posting or quotation of such Shares on the Exchange.

8 CERTAIN ADJUSTMENTS

8.1 ADJUSTMENTS. Appropriate adjustments in the number of Shares subject to this Plan, and as regards Options granted or to be granted, in the number of Shares optioned and in the applicable Option Price, will be conclusively determined by the Board to give effect to adjustments in the number of Shares of the Company resulting from subdivisions, consolidations adjustments in the number of Shares of the Company resulting from subdivisions, consolidations or reclassifications of the shares of the Company, the payment of stock dividends by the Company (other than dividends in the ordinary course) or other relevant changes in the capital stock of the Company. If, because of a proposed merger, amalgamation or other corporate arrangement or reorganization, the exchange or replacement of Shares of the Company for those in another company is imminent, the Board may, in a fair and equitable manner, determine the manner in which all unexercised option rights granted under this Plan will be treated including, for example, requiring the acceleration of the time for the exercise of such rights by the Optionees and of the time for the fulfilment of any conditions or restrictions on such exercise. All determinations of the Board under this Section will be final, binding and conclusive for all purposes subject to the approval of the Exchange.

9 AMENDMENT OR DISCONTINUANCE OF PLAN

9.1 AMENDMENT OR DISCONTINUANCE OF PLAN. The Board may amend or discontinue this Plan at any time; provided, however, that no such amendment may increase the maximum number of Shares that may be optioned under this Plan, change the manner of determining the Option Price or, without the consent of the Optionee, alter or impair any Option previously granted to an Optionee under this Plan, and further provided that any amendment receives the approval of the Exchange and all other applicable regulatory authorities, as required.

10 SHAREHOLDER AND REGULATORY APPROVAL

10.1 REQUIRED APPROVALS. Any further material amendment to this Plan will be subject to the requisite approval of the shareholders of the Company to be given by a resolution passed at a meeting of the shareholders of the Company and to acceptance by the Exchange and any other regulatory authorities having jurisdiction, as required. Any Options granted after such amendment but prior to such amendment but prior to such approval and acceptance will be conditional upon such approval and acceptance being given and no such Options may be exercised unless and until such approval and acceptance is given.

11 GENERAL

11.1 RIGHTS OF OPTIONEES. The holder of an Option will not have any rights as a shareholder of the Company with respect to any of the Shares covered by such Option until such holder will have exercised such Option in accordance with the terms of this Plan (including tendering payment in full of the Option Price of the Shares in respect of which the Option is being exercised) and the Company will issue such Shares to the Optionee in accordance with the terms of this Plan in those circumstances.

11.2 NO EFFECT ON EMPLOYMENT. Nothing in this Plan or any Option will confer upon any Optionee any right to continue in the employ of or under contract with the company or any Subsidiary of the Company or affect in any way the right of the Company or any such Subsidiary to terminate his or her employment at any time or terminate his or her consulting contract; nor will anything in this Plan or any Option be deemed or construed to constitute an agreement, or an expression of intent, on the part of the company or any such Subsidiary to extend the employment of any Optionee beyond the time that he or she would normally be retired pursuant to the provisions of any present or future retirement plan of the company or any Subsidiary or any present or future retirement policy of the company or any Subsidiary, or beyond the time at which he or she would otherwise be retired pursuant to the provisions of any contract of employment with the Company or any Subsidiary.

11.3 OTHER SHARES. Nothing contained in this Plan will restrict or limit or be deemed to restrict or limit the right or power of the Board in connection with any allotment and issuance of Shares which are not allotted and issued under this Plan including, without limitation, with respect to other compensation arrangements.

11.4 MISCELLANEOUS. References herein to any gender include all genders and to the plural includes the singular and vice versa. The division of this Plan into Sections and the insertion of headings are for convenience of reference only and will not affect the construction or interpretation of this Plan.

                                 [FORM OF PROXY]
                                  BIOLABS, INC.
                          1 A 3033 KING GEORGE HIGHWAY
                        SURREY PROVINCE BC CANADA V4P 1BB
                                     CANADA

         The undersigned, as a shareholder of Biolabs, Inc. (the "Company"), hereby appoints E. Greg McCartney and Lawrence J. Pasemko and each of them, with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of Biolabs, Inc. that the undersigned is entitled to vote at the annual meeting of shareholders to be held at The Pacific Inn 1160 King George Highway, White Rock B.C. V4A 4Z2, and at any and all adjournments or postponements thereof as follows:

     THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BAORD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE METING.

     PLEAE COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENLCOSED ENVELOPE.

PLEASE MARK VOTES AS IN THIS EXAMPLE USING DARK INK ONLY /-/

The Board of Directors recommends a vote FOR Items 1, 2 and 3.

(1)           ELECTION OF DIRECTORS               For     Withhold      For
ALL
     E. Greg McCartney,  Lawrence J. Pasemko,     All     All           Except
         Albert Klychak, Dr. Ian B. Woods,
         Carol Patterson Neves                    / /     / /           / /



         -------------------------------------------------------------

         (Instruction: To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) above.)

(2) PROPOSAL to ratify the selection of Lemieux Deck Millard Bond to serve as the Company's independent auditors.

                              For              Against             Abstain
                              / /              / /                 / /


(3)           PROPOSAL to approve the Company's Year 2000 Stock Option Plan.

                              For              Against             Abstain
                              / /              / /                 / /


[ ] Please check this box if you intend to attend the annual meeting of shareholders.


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

         In their discretion, the proxies are authorized to vote on any other business that may properly come before the annual meeting of shareholders or any adjournment or postponement thereof.

         This Proxy may be revoked at any time prior to the voting thereof.

         The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of notice of the annual meeting and a proxy statement.

         Dated: _______, 2000

         Signature: _______________________________


         Please sign your named as it appears on the stock certificate or the envelope in which this card was mailed to you. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by the president or other authorized officer. If shares are held jointly, each holder should sign.


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